                                                                     EXHIBIT 9.1
================================================================================


                         TRANSFER RESTRICTION AGREEMENT

                                      AMONG

                                  ACCENTURE LTD

                                       and

                  TRANSFERORS AND TRANSFEREES SIGNATORY HERETO

                           Dated as of October 1, 2002



================================================================================



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                                TABLE OF CONTENTS

                                                                                                               Page
ARTICLE I             DEFINITIONS AND OTHER MATTERS..............................................................2

     Section 1.1.     Definitions................................................................................2
     Section 1.2.     Gender.....................................................................................5
     Section 1.3.     Application................................................................................5

ARTICLE II            TRANSFER RESTRICTIONS......................................................................5

     Section 2.1.     Transfer and Consent.......................................................................5
     Section 2.2.     Transfer Restrictions......................................................................7
     Section 2.3.     Non-Certificated Shares; Legend............................................................9
     Section 2.4.     Stop Transfers.............................................................................9
     Section 2.5.     Release of Restrictions....................................................................9

ARTICLE III           TRANSFER PROCEDURES........................................................................9

     Section 3.1.     Requirements for Transfer..................................................................9
     Section 3.2.     Subsequent Transfers......................................................................10
     Section 3.3.     Accenture Approved Transactions...........................................................10
     Section 3.4.     Reacquisition of Transferred Shares.......................................................12

ARTICLE IV            VOTING OF TRANSFERRED SHARES..............................................................12

     Section 4.1.     Irrevocable Proxy and Power of Attorney...................................................12
     Section 4.2.     Shares Voted Under Voting Agreement.......................................................12

ARTICLE V             CUSTODIAL ARRANGEMENTS....................................................................13

     Section 5.1.     Holding of Shares in Custody and/or in Nominee Name.......................................13
     Section 5.2.     Dividends and Distributions...............................................................13

ARTICLE VI            REPRESENTATIONS AND WARRANTIES............................................................14

     Section 6.1.     Representations and Warranties of Transferors.............................................14
     Section 6.2.     Representations and Warranties of Transferees.............................................15
     Section 6.3.     Continuing Representations and Warranties.................................................16

ARTICLE VII           OTHER AGREEMENTS OF THE PARTIES...........................................................16

     Section 7.1.     Standstill Provisions.....................................................................16
     Section 7.2.     Filing of Schedule 13D or 13G.............................................................17
     Section 7.3.     Adjustment upon Changes in Capitalization; Adjustments upon Changes of Control;
                        Representatives, Successors and Assigns.................................................18
     Section 7.4.     Confirmation of Agreements................................................................18


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                                TABLE OF CONTENTS
                                  (continued)

                                                                                                              Page
     Section 7.5.     Further Assurances........................................................................19

ARTICLE VIII          INDEMNITY AND EXPENSES....................................................................19

     Section 8.1.     Indemnity.................................................................................19
     Section 8.2.     Expenses..................................................................................19

ARTICLE IX            MISCELLANEOUS.............................................................................19

     Section 9.1.     Term of the Agreement.....................................................................19
     Section 9.2.     Waivers; Amendments.......................................................................19
     Section 9.3.     Governing Law.............................................................................20
     Section 9.4.     Resolution of Disputes....................................................................20
     Section 9.5.     Relationship of Parties...................................................................21
     Section 9.6.     Notices...................................................................................21
     Section 9.7.     Severability..............................................................................22
     Section 9.8.     Voting Agreement and Common Agreement.....................................................23
     Section 9.9.     No Third-Party Rights.....................................................................23
     Section 9.10.    Section Headings..........................................................................23
     Section 9.11.    Execution in Counterparts.................................................................23

                         TRANSFER RESTRICTION AGREEMENT

     This Transfer Restriction Agreement, dated as of October 1, 2002 (as amended, supplemented, waived or otherwise modified from time to time in accordance with its terms, the "Agreement") among Accenture Ltd, an exempted company limited by shares organized under the laws of Bermuda (registered number EG300900) ("Accenture Ltd"), the Transferors (as defined below) and the Transferees (as defined below).

                                   WITNESSETH

     WHEREAS, Accenture Ltd and each of the Partners who owns Class A Common Shares of Accenture Ltd (the "Class A Common Shares") and/or Class X Common Shares of Accenture Ltd (collectively with the Class A Common Shares, the "Common Shares") have entered into, and each person who becomes a Partner in the future will be required to enter into, that certain Voting Agreement dated as of April 18, 2001 among Accenture Ltd and the Partners from time to time party thereto (as amended, supplemented or otherwise modified from time to time, the "Voting Agreement").

     WHEREAS, the Voting Agreement, among other things, imposes (i) certain requirements as to the maintenance of levels of beneficial ownership of the Class A Common Shares and (ii) transfer restrictions on certain of the Common Shares made subject to the Voting Agreement (such shares made subject to the Voting Agreement, as further defined in the Voting Agreement, are referred to therein and herein as "Covered Shares," and such term shall have the meaning ascribed to it in the Voting Agreement);

     WHEREAS, certain Partners who have executed the Voting Agreement have entered into, and other persons who become Partners in the future may be required to enter into, that certain Common Agreement dated as of April 19, 2002 among Accenture Ltd and the Partners from time to time party thereto (as amended, supplemented or otherwise modified from time to time, the "Common Agreement");

     WHEREAS, the Common Agreement provides that, in exchange for executing the Common Agreement and thereby agreeing not to transfer any Covered Shares until the date specified therein (as further defined herein, the "Common Restriction Date"), a Partner shall have the benefit of a waiver of certain provisions of the Voting Agreement with respect to certain transactions approved by Accenture Ltd; and

     WHEREAS, Accenture Ltd is willing to agree to and approve certain Transfers (as defined below) by the Transferors to the Transferees of Class A Common Shares pursuant to and subject to the terms of this Transfer Restriction Agreement;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements, covenants and provisions herein contained, the parties agree as follows:

                                   ARTICLE I

                          DEFINITIONS AND OTHER MATTERS

     Section 1.1. Definitions. The following words and phrases as used herein shall have the following meanings, except as otherwise expressly provided or unless the context otherwise requires:

          (a) "Accenture Approved Transactions" shall have the meaning ascribed to such term in Section 3.3(a) hereof.

          (b) "Accenture Ltd" shall have the meaning ascribed to such term in the preamble hereto.

          (c) "Agreement" shall have the meaning ascribed to such term in the preamble hereto and, in respect of each Transferor and each Transferee, shall include the Joinder Agreement executed by such Transferor and such Transferee.

          (d) A "beneficial owner" of a security or of any other interest in an entity includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares: (i) voting power, which includes the power to vote, or to direct the voting of, such security or interest and/or (ii) investment power, which includes the power to dispose, or to direct the disposition of, such security or interest, but for purposes of this Agreement a person shall not be deemed a beneficial owner of Common Shares (A) solely by virtue of the application of Exchange Act Rule 13d-3(d) or Exchange Act Rule 13d-5 as in effect on the date hereof, (B) solely by virtue of the possession of the legal right to vote securities under applicable law (such as by proxy, power of attorney or appointment as corporate representative) or (C) held of record by a "private foundation" subject to the requirements of Section 509 of the Code (or equivalent in other jurisdictions as determined from time to time by Accenture Ltd). "Beneficially own" and "beneficial ownership" shall have correlative meanings. For purposes of the determination of beneficial ownership only, the provisions of Article IV hereof shall not be deemed to transfer the voting power with respect to any Common Shares from any person that would otherwise be the beneficial owner of such Common Shares and the provisions of Article II hereof shall not be deemed to transfer the investment power with respect to any Common Shares.

          (e) "Base Restriction Date" shall have the meaning ascribed to such term in Section 2.2(a) hereof.

          (f) "Class A Common Shares" shall have the meaning ascribed to such term in the preamble hereto.

          (g) "Common Agreement" shall have the meaning ascribed to such term in the preamble hereto.

          (h) "Common Restriction Date" shall have the meaning ascribed to such term in Section 2.2(c) hereof.



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

          (i) "Common Restriction Shares" shall mean: (i) in respect of Class A Common Shares owned by Partners, all Covered Shares other than Covered Shares beneficially owned by a Partner as of the IPO Date, including, without limitation, all Class A Common Shares issued to Partners pursuant to restricted share units (RSU's) or other share awards or share options and all Class A Common Shares acquired through the Company's Employee Share Purchase Plan; and (ii) in respect of Transferred Shares owned by Transferees, such shares as were Common Restriction Shares when owned by the Transferor prior to the Transfer to the Transferee.

          (j) "Common Shares" shall have the meaning ascribed to such term in the preamble hereto.

          (k) "Company" shall mean Accenture Ltd, together with its Subsidiaries from time to time.

          (l) "Covered Persons" shall mean those persons, other than Accenture Ltd, who are from time to time parties to the Voting Agreement and whose names are, or are required to be, listed on Appendix A thereto, in accordance with the terms thereof.

          (m) "Covered Shares" shall have the meaning ascribed to such term in the preamble hereto.

          (n) "Employee Covered Person" shall mean a Covered Person that is an employee of the Company at the time in question, provided that if the Company has received notice that any Covered Person intends to terminate such Covered Person's employment with the Company (except in the case of notice with respect to retirement or disability), such Covered Person shall be deemed not to be an Employee Covered Person.

          (o) "Exchange Act" shall mean the United States Securities Exchange Act of 1934, as amended to date and as further amended from time to time.

          (p) "Exempt Organization" shall mean (i) an organization exempt from federal income taxation under Sections 501(c) or (d) of the Internal Revenue Code as amended from time to time (or corresponding provisions of subsequent superseding federal revenue laws), or (ii) an organization organized under the laws of a jurisdiction other than the United States (or any political subdivision thereof) which is substantially the same, in regard to the nature and purpose of its organization and operations, as any organization described in preceding clause (i).

          (q) "Extended Restriction Date" shall have the meaning ascribed to such term in Section 2.2(a) hereof.

          (r) "Family Members" shall mean in respect of a Transferor (i) the lawful spouse of the Transferor, (ii) the domestic partner of the Transferor, (iii) the lineal ascendants and lineal descendants of the grandparents of the Transferor or the grandparents of the Persons described in the preceding clauses (i) and (ii), and the spouses or domestic partners of any such lineal ascendants or lineal descendants, and (iv) the children, including stepchildren and adopted children, of the Persons described in preceding clauses (i), (ii) and (iii). With respect to the foregoing, the term "spouse" shall include any current lawful spouse, deceased spouse or divorced spouse, and the term "domestic partner" shall refer to a Person (regardless of gender) acknowledged as a domestic partner (or similar term) through legal process in the applicable jurisdiction or by formal written acknowledgment by the Person claiming such status, which written acknowledgement shall be subject to a reasonable and nondiscriminatory approval process by the Company.

          (s) "IPO Date" shall mean July 24, 2001, which was the closing date of the initial public offering of the Class A Common Shares.

          (t) "Joinder Agreement" shall have the meaning ascribed to such term in Section 3.1(a) hereof.

          (u) "Non-Competition Agreement" shall mean that certain
     Non-Competition Agreement dated as of April 18, 2001 among Accenture Ltd and the Partners signatory thereto, as the same may be amended, supplemented or otherwise modified from time to time.

          (v) "Partner Matters Agreement" shall mean that certain Partner Matters Agreement dated as of April 18, 2001 among Accenture Ltd and the Partners signatory thereto, as the same may be amended, supplemented or otherwise modified from time to time.

          (w) "Partners" shall mean those employees of the Company who from time to time are identified as such by the Company in accordance with the procedures of the Company. As of the date hereof, Partners include all those persons, other than Accenture Ltd, who from time to time are parties to the Partner Matters Agreement.

          (x) "Person" shall include, as applicable, any individual, estate, trust, corporation, partnership, limited liability company, unlimited liability company, foundation, association or other entity.

          (y) "Pledge Agreement" shall mean that certain Pledge Agreement dated as of April 18, 2001 among Accenture Ltd and the Partners signatory thereto, as the same may be amended, supplemented or otherwise modified from time to time, which agreement was given as security for the pledgors' obligations under the Non-Competition Agreement.

          (z) "Proxy Termination Date" shall have the meaning ascribed to such term in Section 4.1(c) hereof.

          (aa) "Restricted Person" shall mean any person that is not (i) an Employee Covered Person or (ii) a director, officer or employee of the Company acting in such person's capacity as a director, officer or employee.

          (bb) "Restriction Termination Date" shall have the meaning ascribed to such term in Section 2.2(a) hereof.

          (cc) "Subsidiary" shall mean any Person in which Accenture Ltd owns, directly or indirectly, at least a majority of the equity, economic or voting interest.

          (dd) "Transfer" shall mean any sale, transfer, pledge, hypothecation or other disposition, whether direct or indirect, whether or not for value, and shall include any disposition of the economic or other risks of ownership of Common Shares, including short sales of securities of Accenture Ltd, option transactions (whether physical or cash settled) with respect to securities of Accenture Ltd, use of equity or other derivative financial instruments relating to securities of Accenture Ltd and other hedging arrangements with respect to securities of Accenture Ltd.

          (ee) "Transferees" shall mean those Persons to whom Class A Common Shares are Transferred subject to the terms of this Agreement, who from time to time are parties to this Agreement and who shall execute a Joinder Agreement in the form of Exhibit A hereto.

          (ff) "Transferors" shall mean those Persons who Transfer Class A Common Shares subject to the terms of this Agreement, who from time to time are parties to this Agreement and who shall execute a Joinder Agreement in the form of Exhibit A hereto. Transferors may include active, retired and resigned Partners.

          (gg) "Transferred Shares" shall have the meaning ascribed to such term in Section 2.1(a) hereof.

     Section 1.2. Gender. For the purposes of this Agreement, the words "he," "his" or "himself" and "it," "its" or "itself" shall be interpreted to include the masculine, feminine and corporate or other entity or trust form, as applicable in the particular context.

     Section 1.3. Application. The provisions of this Agreement shall be applied separately to each Transferor and each Transferee in respect of each respective Transfer described in Schedule I to the Joinder Agreement executed by such respective Transferor and Transferee. The obligations of the Transferors hereunder shall be the several obligations of the respective Transferors in respect of the respective Transfers; and the obligations of, and restrictions upon, the Transferees shall be the several obligations of, and restrictions upon, the respective Transferees in respect of the respective Transfers.

                                   ARTICLE II

                              TRANSFER RESTRICTIONS

     Section 2.1. Transfer and Consent.

          (a) Consent by Accenture Ltd. Subject to the terms and conditions of this Agreement, including, without limitation, the prior satisfaction of the requirements of Section 3.1 hereof, Accenture Ltd, by its countersignature to a Joinder Agreement, consents to the Transfer of Class A Common Shares by the Transferor to the Transferee, all as described in
     Schedule I to such Joinder Agreement. This consent shall be valid only with respect to the specific Transfer, number of Class A Common Shares, Transferor, and Transferee described in such Schedule I to Joinder Agreement. The

     Class A Common Shares identified in such Schedule I to Joinder Agreement and Transferred, or to be Transferred, by the Transferor to the Transferee with the consent of Accenture Ltd pursuant hereto are referred to herein as the "Transferred Shares."

          (b) Eligible Transfers. A Transfer shall be eligible to be considered for Accenture Ltd's consent pursuant to Section 2.1(a) only if such Transfer is made primarily for the Transferor's estate and/or tax planning purposes or charitable giving purposes. The Transferor shall demonstrate to the satisfaction of Accenture Ltd (in the exercise of its discretion) that the proposed Transfer satisfies such eligibility requirement. Subject to such guidelines as Accenture Ltd may establish from time to time in its sole discretion, Accenture Ltd has advised Partners that proposed Transfers to Family Members and/or Exempt Organizations will presumptively be considered eligible Transfers, subject, however, to final evaluation and determination in each case by Accenture Ltd in its sole discretion.

          (c) Acknowledgments by Transferor and Accenture Ltd. The Transferor and Accenture Ltd acknowledge and agree that: (i) notwithstanding anything to the contrary contained herein (including, without limitation, the definition of "beneficial owner" in Section 1.1(d) hereof), the Transferred Shares shall be deemed to continue to be the Transferor's "Partner Matters Interests" (as defined in the Partner Matters Agreement) for purposes of the Partner Matters Agreement at all times until the Proxy Termination Date (as defined in Section 4.1(c) below); (ii) the respective number of Transferred Shares indicated for a Base Restriction Date (in accordance with Section 3.1(b) below) shall, for purposes of the Voting Agreement, be applied against the cumulative maximum number of Covered Shares which may be Transferred as of such date by the Transferor in accordance with the transfer restrictions imposed by the Voting Agreement, but shall not be charged against the cumulative maximum number of Covered Shares which may be transferred prior to such date; and (iii) each Transferor remains subject to the requirement under the Voting Agreement of retaining at least 25% of the Covered Shares owned by such Partner as of the IPO Date until the later of July 24, 2009 (the eighth anniversary of the IPO Date) or the date that such Transferor ceases to be an employee of the Company.

          (d) Independent Determination by Transferor and Transferee. The Transferor and the Transferee acknowledge and agree that: (i) they have, in their discretion and in reliance upon such advice and counsel from third parties as they considered appropriate, determined to effect the Transfer of the Transferred Shares and to effect such Transfer in the manner described in Schedule I to the Joinder Agreement; (ii) Accenture Ltd has not, and shall not be deemed to have, recommended or endorsed or provided advice in respect of the Transfer of the Transferred Shares; and (iii) without limitation on the indemnity provided by Section 8.1 hereof, neither Accenture Ltd nor any of its directors, officers, partners, employees, agents or representatives (except with respect to a Joinder Agreement to which any such Person is party as Transferor or Transferee) shall have any liability whatsoever on account of or in respect of the Transfer of the Transferred Shares.

     Section 2.2. Transfer Restrictions.

          (a) Applicable Definitions. This Section 2.2 imposes restrictions on the transfer of Transferred Shares with reference to the "Base Restriction Date," the "Extended Restriction Date" and the "Restriction Termination Date," which terms shall have the following meanings:

               (i) "Base Restriction Date" shall mean a date specified by the Transferor in Schedule I to the Joinder Agreement in respect of Transferred Shares, which date shall be either (x) an anniversary of the IPO Date not later than July 24, 2008 (the seventh anniversary of the IPO Date) or (y) the Extended Restriction Date (which shall be identified by the use of such defined term in Schedule I to the Joinder Agreement); provided, however, that:

                    (1) The Base Restriction Date for Common Restriction Shares
               shall be the Common Restriction Date (and such date shall be identified by the use of such defined term in Schedule I to the Joinder Agreement); and

                    (2) For Transfers made by Transferors who as of the date of
               Transfer are resigned Partners, the Base Restriction Date shall be July 24, 2009 (the eighth anniversary of the IPO Date).

               (ii) "Extended Restriction Date" shall mean the later of (1) July 24, 2009 (the eighth anniversary of the IPO Date) or (2) the date that the Transferor ceases to be an employee of the Company.

               (iii) "Restriction Termination Date" shall mean the Base Restriction Date as it may be accelerated to an earlier date or deferred to a later date in accordance with the following:

                    (1) If the Transferor ceases to be an Employee Covered
               Person subsequent to the Transfer and prior to the Base Restriction Date, other than by reason of the Transferor becoming a "Retired Employee" or a "Disabled Employee" (each as defined in the Voting Agreement) or by reason of the death of the Transferor, the Base Restriction Date in respect of Transferred Shares other than Common Restriction Shares shall be deferred to July 24, 2009 (the eighth anniversary of the IPO Date) if the Extended Restriction Date was not originally specified in
               Schedule I to the Joinder Agreement as the Base Restriction Date; and

                    (2) If the Transferor dies prior to the Base Restriction
               Date, the Base Restriction Date in respect of all Transferred Shares (including Common Restriction Shares) shall be accelerated to the date of the Transferor's death.

          (b) No Transfers. No Transferred Shares or any direct or indirect interest therein may be Transferred by the Transferee prior to the Restriction Termination

     Date applicable to such Transferred Shares without the prior written consent of Accenture Ltd, which consent shall be in the sole discretion of Accenture Ltd to grant or withhold.

          (c) Restriction by Common Agreement. Without limitation by the provisions of Section 2.2(b), no Transferred Shares or any interest therein may be Transferred by the Transferee (other than pursuant to Accenture Approved Transactions as provided herein) without the written consent of Accenture Ltd, which consent shall be in the sole discretion of Accenture Ltd to grant or withhold, prior to the date until which any Transfer of Covered Shares is restricted by the terms of the Common Agreement, as such date may be modified or extended by any modification, amendment or supplement to the Common Agreement or by any agreement entered into by Accenture Ltd and Partners in substitution of the Common Agreement (the "Common Restriction Date"); provided that for purposes of this Section 2.2(c) no extension of such date beyond the Restriction Termination Date shall be applicable to the Transferred Shares. The Common Restriction Date in effect as of the date of this Agreement is July 24, 2005.

          (d) No Pledge of Shares. Without limitation on or by Section 2.2(b) or
     Section 2.2(c), prior to the Restriction Termination Date, unless otherwise agreed in writing by Accenture Ltd (which agreement shall be in the sole discretion of Accenture Ltd to grant or withhold), the Transferee shall not pledge, hypothecate or give as security to any Person the Transferred Shares or any interest therein.

          (e) Lock-Up Provisions. Each Transferee agrees for the benefit of Accenture Ltd, the Transferors and each other Transferee that such Transferee will comply with the restrictions on Transfer relating to Common Shares imposed by the lock-up provisions of any underwriting agreement, in respect of any offering of Common Shares, entered into by Accenture Ltd at any time prior to the Restriction Termination Date, whether or not the Transferee is specifically named therein, provided that Accenture Ltd shall give to the Transferor, as agent for the Transferee, written notice thereof; and, notwithstanding anything to the contrary contained in this Agreement, such Transferee shall remain subject to and comply with such lock-up provisions under any such underwriting agreement for the term of such provisions even though such term may extend beyond the Restriction Termination Date.

          (f) Information. With respect to the determination of the Restriction Termination Date, Accenture Ltd shall be under no obligation to provide information to the Transferee with respect to any event or condition accelerating or deferring the Base Restriction Date; provided, however, that upon the specific written request of the Transferee, Accenture Ltd shall use its reasonable efforts to advise the Transferee of the Restriction Termination Date, to the extent then determinable under the then applicable circumstances.

          (g) Prohibited Transfers Void. Any purported Transfer of the Transferred Shares or of any direct or indirect interest therein contrary to the provisions of this Section 2.2 shall be null and void and of no force or effect.

     Section 2.3. Non-Certificated Shares; Legend.

          (a) Accenture Ltd shall have no obligation to issue certificated shares in respect of the Transfer of the Transferred Shares, and the Transferee shall have no right to receive certificated shares. In the discretion of Accenture Ltd, the Transferred Shares may be issued in book-entry or other non-certificated form in accordance with the policies of Accenture Ltd.

          (b) If the Transferred Shares are issued as certificated shares, each Transferor and each Transferee understands and agrees that any share certificate representing Transferred Shares may bear a legend noted conspicuously on each such certificate, reading substantially as follows:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF A TRANSFER RESTRICTION AGREEMENT AMONG ACCENTURE LTD AND THE PERSONS NAMED THEREIN, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF ACCENTURE LTD AND WHICH, AMONG OTHER MATTERS, PLACES RESTRICTIONS ON THE DISPOSITION AND VOTING OF SUCH SECURITIES. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE SOLD, EXCHANGED, TRANSFERRED, ASSIGNED, PLEDGED, PARTICIPATED, HYPOTHECATED OR OTHERWISE DISPOSED OF ONLY IN ACCORDANCE THEREWITH."

     Section 2.4. Stop Transfers. Each Transferor and Transferee agrees and consents (i) that Accenture Ltd may refuse to register the transfer of and (ii) to the entry of stop transfer orders against the transfer of Transferred Shares, except in compliance with this Agreement.

     Section 2.5. Release of Restrictions. At any time following the Restriction Termination Date, upon the written request of the Transferee, the Transferred Shares shall be released, pursuant to procedures to be determined by Accenture Ltd in its sole discretion, free and clear of all restrictions and legends described in this Article II.

                                  ARTICLE III

                               TRANSFER PROCEDURES

     Section 3.1. Requirements for Transfer

          (a) As a condition to any Transfer of Transferred Shares pursuant to this Agreement, the Transferor and the Transferee shall complete, execute and deliver to Accenture Ltd a Joinder Agreement (with Schedule I thereto) in the form of Exhibit A attached hereto (the "Joinder Agreement").

          (b) The Transferor shall set forth in Schedule I to the Joinder Agreement the Base Restriction Date(s) and the applicable number of Transferred Shares with respect to such Base Restriction Date(s). The Base Restriction Date(s) and the number of Transferred Shares to which the respective Base Restriction Dates are applicable, as designated by the Transferor, must be consistent with the restrictions on transfer (and the scheduled lapsing of such restrictions) provided by the Voting

     Agreement and as applicable to the Transferor, after giving effect to any Transfers of Covered Shares previously made by the Transferor.

          (c) As a condition to granting its consent to any Transfer pursuant to this Agreement, Accenture Ltd may require the Transferor to provide such information and materials as Accenture Ltd may determine in its sole discretion with respect to the proposed Transfer and Transferee, including, without limitation, a description of the beneficial owners of any proposed Transferee that is not a natural person, a copy of the organizational documents of any proposed Transferee that is not a natural person, and a copy of the relevant documents with respect to any estate and/or tax planning vehicle to which or by means of which the proposed Transfer is to be made.

          (d) As a further condition to granting its consent to any Transfer pursuant hereto, Accenture Ltd shall have received from legal counsel, selected or approved by Accenture Ltd (i) approval of the documentation, information and materials required by this Section 3.1 and (ii) confirmation of the determination that the proposed Transfer satisfies the eligibility requirement of Section 2.1(b).

          (e) Simultaneously with the delivery of the executed Joinder Agreement pursuant to Section 3.1(a), if the Transferred Shares are then held in certificated form, the Transferor shall deliver or cause to be delivered to Accenture Ltd the certificates evidencing the Transferred Shares. Accenture Ltd will re-issue the Transferred Shares, in certificated or non-certificated form as determined by Accenture Ltd in its sole discretion, in the name of a nominee for the Transferee (if so elected by Accenture Ltd), and the Transferred Shares shall be held in the custody of a custodian as provided in Section 5.1 hereof.

     Section 3.2. Subsequent Transfers. Subject to the provisions of Section 3.3, following the Transfer of the Transferred Shares to the Transferee as consented to by Accenture Ltd pursuant to Section 2.1 hereof, Accenture Ltd shall have no obligation whatsoever to consent to any subsequent transfer of the Transferred Shares by the Transferee. In the event Accenture Ltd, in its discretion, consents to any subsequent Transfer of the Transferred Shares, Accenture Ltd may, in its discretion, impose such conditions upon such subsequent Transfer as it considers appropriate for its purposes, including, without limitation, that (i) the subsequent transferee execute such documentation accepting, confirming and agreeing to be bound by the agreements, conditions and restrictions of this Agreement (specifically including, without limitation, the transfer restrictions set forth in Section 2.2 and the proxy and power of attorney set forth in Section 4.1) and (ii) that the transferring Transferee and the subsequent transferee execute such other documents and instruments in respect of such Transfer as deemed appropriate by Accenture Ltd.

     Section 3.3. Accenture Approved Transactions.

          (a) It is acknowledged that, pursuant to the terms of the Common Agreement, Accenture Ltd has made provision for participation by Partners under certain conditions in underwritten public offerings, share repurchases, sales or redemptions or other transactions in respect of Covered Shares, in each case as approved in writing by

     Accenture Ltd ("Accenture Approved Transactions"). Subject to the terms of this Section 3.3 and such procedures as may be established by it, Accenture Ltd may, in its discretion, extend to Transferees the opportunity to participate in any Accenture Approved Transaction, but only in respect of Transferred Shares that are no longer subject to the restrictions of
     Section 2.2(b) hereof or as otherwise agreed by Accenture Ltd in its discretion.

          (b) Accenture Ltd shall give to the Transferors notice of any opportunity of Transferees to participate in any Accenture Approved Transaction. If the Transferor desires to confirm for any of its Transferees the opportunity to participate in the Accenture Approved Transaction, the Transferor shall deliver to Accenture Ltd written notice, in such form as may be required by Accenture Ltd, of each such Transferee's proposed participation, including a specification of the number of Transferred Shares selected for participation; and such participation by such Transferee shall be effected only upon the consent of Accenture Ltd and written confirmation thereof delivered by Accenture Ltd to the Transferor and the Transferee. The Transferor agrees to comply with the requirements imposed upon it pursuant to this Section 3.3 with respect to any such participation by the Transferee.

          (c) With respect to any participation by the Transferee in respect of an Accenture Approved Transaction, Accenture Ltd shall not be obligated to deal in any manner with the Transferee, and appropriate arrangements shall be made between the Transferor and the Transferee giving to the Transferor full right and authority to act on behalf of and bind the Transferee in all respects with regard to such Accenture Approved Transaction.

          (d) Accenture Ltd's consent to any such participation by the Transferee in respect of an Accenture Approved Transaction may be made subject to such conditions determined by Accenture Ltd in its sole discretion, including, without limitation, that (i) the Transferee deliver to the Transferor an irrevocable proxy and power of attorney authorizing the Transferor to act on behalf of and to bind the Transferee in all respects with regard to such Accenture Approved Transaction; (ii) that the Transferor and/or the Transferee become bound by any other agreement or instrument that Accenture Ltd may require in its sole discretion; and (iii) that the Transferor and/or the Transferee deliver to Accenture Ltd such opinion of counsel with respect to the authorization, validity and binding effect of such proxy, agreements and instruments, and such other matters in respect of such participation in the Accenture Approved Transaction, as may be reasonably required by Accenture Ltd.

          (e) Accenture Ltd expressly disclaims, and each Transferor and Transferee acknowledges and agrees that Accenture Ltd shall not have, any obligation, undertaking or duty to ensure that the Transferee can effectively exercise and avail itself of any participation opportunity in respect of any Accenture Approved Transaction; and any such participation by the Transferee shall remain subject in all respects to third-party requirements with regard to such transaction, including, without limitation, satisfying all relevant third parties (such as underwriters and their counsel) that the Transferee has the authority to participate in the transaction.

     Section 3.4. Reacquisition of Transferred Shares. Subject to the consent of Accenture Ltd, in the event a Transferor reacquires Transferred Shares, such reacquired shares may be released, pursuant to procedures to be determined by Accenture Ltd in its sole discretion, free and clear of all agreements, conditions and restrictions of this Agreement, provided that such reacquired shares shall again be deemed, and the Transferor shall confirm that such reacquired shares are, Covered Shares subject to the Voting Agreement and the Common Agreement in the same manner and to the same extent as if such shares had never been transferred by the Transferor.

                                   ARTICLE IV

                          VOTING OF TRANSFERRED SHARES

     Section 4.1. Irrevocable Proxy and Power of Attorney.

          (a) Each Transferee hereby gives the Transferor who has transferred the Transferred Shares to such Transferee, with full power of substitution and resubstitution, an exclusive and irrevocable proxy and power of attorney to vote or otherwise act with respect to all of the Transferee's Transferred Shares, as fully, to the same extent and with the same effect as such Transferee might or could do under any applicable laws or regulations governing the rights and powers of shareholders of a Bermuda company;

          (b) Each such Transferee hereby affirms to Accenture Ltd and the Transferor that this proxy and power of attorney is given as a term of this Agreement and as such is coupled with an interest and is irrevocable. It is further understood and agreed by each such Transferee that this proxy and power of attorney may be exercised by the respective Transferor with respect to all Transferred Shares transferred by such Transferor to such Transferee.

          (c) The proxy and power of attorney given by the Transferee to the Transferor pursuant to this Section 4.1 shall remain in effect until the date (the "Proxy Termination Date") which is the earlier of (i) the date that such Transferor ceases to be an Employee Covered Person and (ii) such date, following the Restriction Termination Date, that the Transferee transfers the Transferred Shares to a subsequent transferee.

          (d) It is acknowledged and agreed by the Transferee that the Transferred Shares may be voted, pursuant to the proxy and power of attorney given pursuant to this Section 4.1 and in accordance with the voting provisions of Article IV of the Voting Agreement referred to in
     Section 4.2 below, in the interests of the Transferor and/or the Company, as may be determined by the Transferor, the Company and/or the Partner Representatives (as defined in the Voting Agreement), without any duty or obligation to the Transferee being expressly or implicitly undertaken or assumed by the Transferor, the Company or the Partner Representatives as a result of the acceptance of such proxy and power of attorney.

     Section 4.2. Shares Voted Under Voting Agreement. Each Transferor who is an Employee Covered Person, notwithstanding the provisions of Section 4.1 above and without limitation by the provisions of Article IV of the Voting Agreement, hereby (i) remakes and re-gives to the Partner Representatives the irrevocable proxy and power of attorney, as set forth in Section 4.3 of the Voting Agreement, in respect of the Transferred Shares and (ii) agrees to and reaffirms with respect to the Transferred Shares the voting and other provisions of Sections 4.1, 4.2 and 4.4 of the Voting Agreement, in each case for so long as such Transferor remains an Employee Covered Person and to the same extent and with the same effect as if the Transferred Shares were Employee Covered Shares of such Transferor.

                                   ARTICLE V

                             CUSTODIAL ARRANGEMENTS

     Section 5.1. Holding of Shares in Custody and/or in Nominee Name.

          (a) Each Transferee agrees, as a condition to the consent of Accenture Ltd to the Transfer of the Transferred Shares to the Transferee, that all Transferred Shares shall, at the sole discretion of Accenture Ltd, be registered in the name of a nominee for such Transferee and/or shall be held in the custody of a custodian until otherwise determined by Accenture Ltd, and each Transferee appoints the General Counsel of Accenture Ltd and/or his designee, with full power of substitution and resubstitution, such Transferee's true and lawful attorney in-fact to assign, endorse and register for transfer into such nominee's name or deliver to such custodian any such Transferred Shares which are not so registered or so held, as the case may be, and to enter into any custody agreement with respect to such Transferred Shares, granting to such attorneys, and each of them, full power and authority to do and perform each and every act and thing whatsoever that such attorney or attorneys may deem necessary, advisable or appropriate to carry out fully the intent of this Section 5.1 as such Transferee might or could do personally, hereby ratifying and confirming all acts and things that such attorney or attorneys may do or cause to be done by virtue of this power of attorney.

          (b) The Transferred Shares shall be released free and clear from the requirements of this Section 5.1, pursuant to procedures to be developed by Accenture Ltd, upon delivery of the written request of the Transferee at any time following the Restriction Termination Date.

     Section 5.2. Dividends and Distributions. Whenever any nominee holder shall receive any dividend or other distribution in respect of any Transferred Shares, satisfied otherwise than in Common Shares, Accenture Ltd will give or cause to be given notice or direction to the applicable nominee and/or custodian referred to in Section 5.1 to permit the prompt distribution of such dividend or distribution to the beneficial owner of such Transferred Shares, net of any tax withholding amounts required to be withheld by the nominee, unless the distribution of such dividend or distribution is restricted by the terms of another agreement between the Transferee and Accenture Ltd (or with any other person with respect to which Accenture Ltd has expressly agreed in writing).

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

     Section 6.1. Representations and Warranties of Transferors. Each Transferor severally represents and warrants with respect to the Transfer described in the
Schedule I attached to the Joinder Agreement executed by him that:

          (a) the information contained in Schedule I to the Joinder Agreement and all information and material in respect of the Transfer delivered pursuant to Section 3.1(c) is complete and correct;

          (b) the Transfer of the Transferred Shares by the Transferor satisfies the Transfer eligibility requirement of Section 2.1(b) hereof:

          (c) the Transferred Shares are not subject to, and the Transferor is not, with respect to the Transferred Shares, a party to any other agreement, arrangement or understanding with respect to (i) the Transfer identified in the Schedule I to the Joinder Agreement, (ii) any other transfer with respect to the Transferred Shares or (iii) any ownership interest in the Transferred Shares.

          (d) such Transferor has good, valid and marketable title to the Transferred Shares, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind, other than pursuant to the Voting Agreement, the Common Agreement, or any other agreement with another person with respect to which Accenture Ltd has expressly agreed to in writing;

          (e) this Agreement and the Common Agreement constitute the legal, valid and binding obligations of such Transferor, enforceable against such Transferor in accordance with their respective terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and to general equitable principles (whether considered in a proceeding in equity or at law);

          (f) there are no actions, suits or proceedings pending, or, to the knowledge of such Transferor, threatened against or affecting such Transferor or such Transferor's assets in any court or before or by any federal, state, municipal or other domestic or foreign governmental department, commission, board, bureau, agency or instrumentality; and

          (g) no statement, representation or warranty made by such Transferor in this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements, representations or warranties contained herein or information provided therein not misleading.

     Each Transferor that is not a natural person additionally severally represents and warrants that:

          (i) such Transferor is duly organized and validly existing in good standing under the laws of the jurisdiction of such Transferor's formation;

          (ii) such Transferor has full right, power and authority to enter into and perform this Agreement; and

          (iii) the execution and delivery of this Agreement and the performance of the transactions contemplated herein have been duly authorized, and no further proceedings on the part of such Transferor are necessary to authorize the execution, delivery and performance of this Agreement; and this Agreement has been duly executed by such Transferor.

     Section 6.2. Representations and Warranties of Transferees. Each Transferee represents and warrants with respect to the Transfer described in the Schedule I attached to the Joinder Agreement executed by it that:

          (a) the information concerning the Transferred Shares and the Transferee contained in Schedule I to the Joinder Agreement is complete and correct;

          (b) the Transferred Shares are not and will not be subject to, and the Transferee is not and will not be, with respect to the Transferred Shares, a party to, any other agreement, arrangement or understanding with respect to (i) the Transfer identified in Schedule I to the Joinder Agreement, (ii) any other Transfer with respect to the Transferred Shares, or (iii) the beneficial ownership of the Transferred Shares;

          (c) this Agreement constitutes the legal, valid and binding obligation of such Transferee, enforceable against such Transferee in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors rights generally and to general equitable principles (whether considered in a proceeding in equity or at law);

          (d) there are no actions, suits or proceedings pending, or, to the knowledge of such Transferee, threatened against or affecting such Transferee or such Transferee's assets in any court or before or by any federal, state, municipal or other domestic or foreign governmental department, commission, board, bureau, agency or instrumentality;

          (e) such Transferee understands that the ability to transfer the Transferred Shares is subject to legal and contractual restrictions and that the Transferred Shares may not have been registered under the United States Securities Act of 1933, and that such Transferee is holding the Transferred Shares for its own account, for investment, and not for distribution, assignment or resale to others, and no other person has any direct or indirect interest in such Transferred Shares (other than Accenture Ltd or the Transferor (to the extent provided herein) or at the express written consent of Accenture Ltd); and

          (f) no statement, representation or warranty made by such Transferee in this Agreement, nor any information provided by such Transferee for inclusion in a report filed pursuant to Section 7.2, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements, representations or warranties contained herein or information provided therein not misleading.

     Each Transferee that is not a natural person additionally severally represents and warrants that:

          (i) such Transferee is duly organized and validly existing in good standing under the laws of the jurisdiction of such Transferee's formation;

          (ii) such Transferee has full right, power and authority to enter into and perform this Agreement; and

          (iii) the execution and delivery of this Agreement and the performance of the transactions contemplated herein have been duly authorized, and no further proceedings on the part of such Transferee are necessary to authorize the execution, delivery and performance of this Agreement; and this Agreement has been duly executed by such Transferee.

     Section 6.3. Continuing Representations and Warranties.

          (a) The representations and warranties made by the Transferor in
     Section 6.1 shall be continuing representations and warranties by the Transferor during the term of this Agreement, and the Transferor shall take all actions as shall from time to time be necessary to cure any breach or violation thereof and to obtain any authorizations, covenants, approvals and clearances in order that such representations and warranties shall be true and correct during such period.

          (b) The representations and warranties made by the Transferee in
     Section 6.2 shall be continuing representations and warranties by the Transferee during the term of this Agreement, and the Transferee shall take all actions as shall from time to time be necessary to cure any breach or violation thereof and to obtain any authorizations, covenants, approvals and clearances in order that such representations and warranties shall be true and correct during such period.

                                  ARTICLE VII

                         OTHER AGREEMENTS OF THE PARTIES

     Section 7.1. Standstill Provisions. Each Transferee agrees that, until the Proxy Termination Date, such Transferee shall not, directly or indirectly, alone or in concert with any other person, (i) make, or in any way participate in, any "solicitation" of "proxies" (as such terms are defined in Exchange Act Rule 14a-1) relating to any securities of the Company to or with any Restricted Person; (ii) deposit any Transferred Shares in a voting trust or subject any Transferred Shares to any voting agreement or arrangement; (iii) form, join or in any way participate in a group (as contemplated by Exchange Act Rule 13d-5(b)) with respect to any securities of the Company (or any securities the ownership of which would make the owner thereof a beneficial owner of securities of the Company (for this purpose as determined by Exchange Act Rule 13d-3 and Exchange Act Rule 13d-5)) that includes as a party any Restricted Person; (iv) make any announcement subject to Exchange Act Rule 14a-1(1)(2)(iv) to any Restricted Person; (v) initiate or propose any "shareholder proposal" subject to Exchange Act Rule 14a-8; (vi) together with any Restricted Person, make any offer or proposal to acquire any securities or assets of the Company or solicit or propose to effect or negotiate any form of business combination, restructuring, recapitalization or other extraordinary transaction involving, or any change in control of, Accenture Ltd, its Subsidiaries or any of their respective securities or assets; (vii) together with any Restricted Person, seek the removal of any directors or a change in the composition or size of the Board of Directors of Accenture Ltd; (viii) together with any Restricted Person, in any way participate in a call for any special meeting of the shareholders of Accenture Ltd; or (ix) assist, advise or encourage any person with respect to, or seek to do, any of the foregoing.

     Section 7.2. Filing of Schedule 13D or 13G. In the event that a Transferee is required to file a report of beneficial ownership on Schedule 13D or 13G with respect to the Transferred Shares beneficially owned by him (for this purpose as determined by Exchange Act Rule 13d-3 and Exchange Act Rule 13d-5), such Transferee agrees that, unless otherwise directed by Accenture Ltd or its authorized representative, such Transferee will not file a separate such report, but will file a report together with such other persons as Accenture Ltd or its authorized representative shall direct, containing the information required by the Exchange Act, and such Transferee understands and agrees that such report shall be filed on his behalf by Accenture Ltd or its authorized representative.

     Such Transferee shall cooperate fully with Accenture Ltd or its authorized representative to achieve the timely filing of any such report and any amendments thereto as may be required, and such Transferee agrees that any information concerning such Transferee which such Transferee furnishes in connection with the preparation and filing of such report will be complete and accurate.

     By his acceptance of the Transferred Shares, each Transferee appoints Accenture Ltd, or its authorized representative, with full power of substitution and resubstitution, his true and lawful attorney-in-fact to execute such reports and any and all amendments thereto and to file such reports with all exhibits thereto and other documents in connection therewith with the United States Securities and Exchange Commission and, if necessary, foreign regulators, granting to such attorneys, and each of them, full power and authority to do and perform each and every act and thing whatsoever that such attorney or attorneys may deem necessary, advisable or appropriate to carry out fully the intent of this Section 7.2 as such Transferee might or could do personally, hereby ratifying and confirming all acts and things that such attorney or attorneys may do or cause to be done by virtue of this power of attorney. Each Transferee hereby further designates such attorneys as such Transferee's agents authorized to receive notices and communications with respect to such reports and any amendments thereto. It is understood and agreed by each such Transferee that this appointment, empowerment and authorization may be exercised by the aforementioned persons for the period beginning on the date hereof and continuing during the term of this Agreement (and shall extend thereafter for such time as is required to reflect that such Transferee is no longer a party to this Agreement).

     Section 7.3. Adjustment upon Changes in Capitalization; Adjustments upon Changes of Control; Representatives, Successors and Assigns.

          (a) In the event of any change in the outstanding Common Shares by reason of stock dividends, stock splits, reverse stock splits, spin-offs, split-ups, recapitalizations, amalgamations, combinations, exchanges of shares and the like, the term "Transferred Shares" shall refer to and include the securities received or resulting therefrom, but only to the extent such securities are received in exchange for or in respect of Transferred Shares. Upon the occurrence of any event described in the immediately preceding sentence, Accenture Ltd or its authorized representative shall make such adjustments to or interpretations of the provisions of this Agreement as it shall deem necessary or desirable to carry out the intent of such provision(s). If Accenture Ltd or its authorized representative deems it desirable, any such adjustments may take effect from the record date, the "when issued trading date", the "ex dividend date" or another appropriate date.

          (b) In the event of any business combination, amalgamation, restructuring, recapitalization or other extraordinary transaction directly or indirectly involving Accenture Ltd or any of its securities or assets as a result of which the Transferees shall hold voting securities of a different entity, the Transferees agree that this Agreement shall also continue in full force and effect with respect to such voting securities of such other entity formerly representing or distributed in respect of Common Shares, and the terms "Class A Common Shares," "Transferred Shares," "Common Shares", and "Accenture Ltd" and "Company" shall refer to such voting securities formerly representing or distributed in respect of Common Shares and such entity, respectively. Upon the occurrence of any event described in the immediately preceding sentence, Accenture Ltd or its authorized representative shall make such adjustments to or interpretations of the restrictions of this Agreement as they shall deem necessary or desirable to carry out the intent of such provision(s). If Accenture Ltd or its authorized representative deems it desirable, any such adjustments may take effect from the record date or another appropriate date.

          (c) This Agreement shall be binding upon and inure to the benefit of the respective legatees, legal representatives, successors and assigns of the Transferees (and Accenture Ltd in the event of a transaction described in Section 7.3(b) hereof); provided, however, that no Transferor or Transferee may assign this Agreement or any of his rights or obligations hereunder without the prior written consent of Accenture Ltd, and any assignment without such consent by a Transferor or Transferee shall be void; and, provided, further, that no assignment of this Agreement by Accenture Ltd or to a successor of Accenture Ltd (by operation of law or otherwise) shall be valid unless such assignment is made to a person which succeeds to the business of Accenture Ltd substantially as an entirety.

Section 7.4. Confirmation of Agreements. Each Transferor hereby reaffirms his agreement to observe and perform, and to be bound by, all terms, conditions and provisions of the Voting Agreement, the Common Agreement, the Non-Competition Agreement and related Pledge Agreement to which such Transferor is a party. Each Transferor also agrees that, with respect to all future Transfers for estate and/or tax planning purposes or charitable giving purposes, such Transferor will comply with the limitations and restrictions included in the guidelines established by Accenture Ltd. as are in effect at the time of such Transfer.

     Section 7.5. Further Assurances. Each Transferor and each Transferee agrees to execute such additional documents and take such further action upon the request of Accenture Ltd as may be reasonably necessary to effect the provisions of this Agreement.

                                  ARTICLE VIII

                             INDEMNITY AND EXPENSES

     Section 8.1. Indemnity. Each Transferor and each Transferee jointly and severally agrees that it will indemnify and hold harmless the Company and its directors, officers, partners, employees, agents and representatives against (i) any federal, state or local tax and/or tax-related liability imposed by any jurisdiction (whether in respect of any income tax, transfer tax, stamp tax, excise tax or other tax) arising out of or in connection with the Transfer of the Transferred Shares or any transactions involving the Transferred Shares and
(ii) any judgments, fines, losses, claims, damages, liabilities, costs and expenses (including, without limitation, attorneys' fees and defense costs) arising out of or in connection with (x) the Transfer of the Transferred Shares, any transactions involving the Transferred Shares or any matters pertaining to this Agreement in respect of such Transferor or Transferee, or (y) any action, suit, proceeding or investigation, whether civil or criminal, administrative or investigative, in respect of or arising out of such Transfer, transactions or matters described in preceding clause (x).

     Section 8.2. Expenses. Each Transferor or Transferee shall be responsible for all expenses of such Transferor or Transferee incurred in connection with the compliance by such Transferor or Transferee with his obligations under this Agreement, including expenses incurred by Accenture Ltd or its authorized representative in enforcing the provisions of this Agreement relating to such obligations.

                                   ARTICLE IX

                                  MISCELLANEOUS

     Section 9.1. Term of the Agreement. The term of this Agreement as to any Transferor and Transferee shall continue until and terminate upon the later of the Proxy Termination Date and the Restriction Termination Date; provided, however, that (i) the provisions of Article II and Article V shall continue until and terminate upon the Restriction Termination Date; (ii) the provisions of Article IV and Sections 7.1 and 7.2 shall continue until and terminate upon the Proxy Termination Date; and (iii) the provisions of Sections 8.1 and 8.2 shall continue indefinitely.

     Section 9.2. Waivers; Amendments. Waivers and amendments with respect to a particular Transferee that do not change the rights or obligations of any other Transferee shall require, and may be effected by, the approval of (i) Accenture Ltd, (ii) the affected Transferee, and (iii) the Transferor of the Transferred Shares so long as such Transferor is an Employee Covered Person.

          (a) In connection with any amendment or waiver granted under this Agreement, Accenture Ltd, may impose such conditions as it determines on the entering into any such amendments or the granting of such waivers.

          (b) The failure of Accenture Ltd or its authorized representative at any time or times to require performance of any provision of this Agreement shall in no manner affect the rights at a later time to enforce the same. No waiver by Accenture Ltd or its authorized representatives of the breach of any term contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such breach or the breach of any other term of this Agreement.

     Section 9.3. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF BERMUDA.

     Section 9.4. Resolution of Disputes.

          (a) Accenture Ltd may delegate the enforcement of the provisions of this Agreement to any authorized representative(s) designated by it.

          (b) Any and all disputes which cannot be settled amicably, including any ancillary claims of any party, arising out of, relating to or in connection with the validity, negotiation, execution, interpretation, performance or non-performance of this Agreement (including the validity, scope and enforceability of this arbitration provision) shall be finally settled by arbitration conducted by a single arbitrator in New York in accordance with the then-existing Rules of Arbitration of the International Chamber of Commerce, except that the parties may select an arbitrator who is a national of the same country as one of the parties. If the parties to the dispute fail to agree on the selection of an arbitrator within thirty
     (30) days of the receipt of the request for arbitration, the International Chamber of Commerce shall make the appointment. The arbitrator shall be a lawyer and shall conduct the proceedings in the English language.

     Performance under this Agreement shall continue if reasonably possible during any arbitration proceedings.

          (c) Notwithstanding the provisions of paragraph (b), Accenture Ltd may bring, on behalf of Accenture Ltd or on behalf of one or more Transferors or Transferees, an action or special proceeding in any court of competent jurisdiction for the purpose of compelling a party to arbitrate, seeking temporary or preliminary relief in aid of an arbitration hereunder, and/or enforcing an arbitration award and, for the purposes of this paragraph (c), each Transferor and Transferee (i) expressly consents to the application of paragraph (d) of this Section 9.4 to any such action or proceeding, (ii) agrees that proof shall not be required that monetary damages for breach of the provisions of this Agreement would be difficult to calculate and that remedies at law would be inadequate, and (iii) irrevocably appoints the General Counsel of Accenture Ltd, c/o Accenture Ltd, 1661 Page Mill Road, Palo Alto, CA 94304 (or, if different, the then-current principal business address of the duly appointed General Counsel of

     Accenture Ltd) as such Transferor's or Transferee's agent for service of process in connection with any such action or proceeding and agrees that service of process upon such agent, who shall promptly advise such Transferor or Transferee of any such service of process, shall be deemed in every respect effective service of process upon the Transferor or Transferee in any such action or proceeding.

               (d) (i) EACH TRANSFEROR AND TRANSFEREE HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF COURTS LOCATED IN NEW YORK, UNITED STATES FOR THE PURPOSE OF ANY JUDICIAL PROCEEDING BROUGHT IN ACCORDANCE WITH THE PROVISIONS OF PARAGRAPH (C) OF THIS SECTION 9.4, OR ANY JUDICIAL PROCEEDING ANCILLARY TO AN ARBITRATION OR CONTEMPLATED ARBITRATION ARISING OUT OF OR RELATING TO OR CONCERNING THIS AGREEMENT. Such ancillary judicial proceedings include any suit, action or proceeding to compel arbitration, to obtain temporary or preliminary judicial relief in aid of arbitration, or to confirm an arbitration award. The parties acknowledge that the for a designated by this paragraph (d) have a reasonable relation to this Agreement, and to the parties' relationship with one another.

               (ii) The parties hereby waive, to the fullest extent permitted by applicable law, any objection which they now or hereafter may have to personal jurisdiction or to the laying of venue of any such ancillary suit, action or proceeding brought in any court referred to in paragraph (d)(i) of this Section 9.4 and such parties agree not to plead or claim the same.

     Section 9.5. Relationship of Parties. The terms of this Agreement are not intended to create a separate entity for United States federal or state income tax purposes or under the laws of any other jurisdiction. Nothing in this Agreement shall be read to create any partnership, joint venture or separate entity among the parties or to create any trust or other fiduciary relationship between them. Without limitation on the foregoing, the Company shall not be deemed to owe any duties of any kind to any Transferee under or on account of this Agreement or the transactions contemplated hereby other than the contractual obligations of Accenture Ltd expressly set forth herein.

     Section 9.6. Notices.

          (a) Any communication, demand or notice to be given hereunder will be duly given (and shall be deemed to be received) when delivered in writing by hand or first class mail or by telecopy to a party at its address as indicated below or at such other address of which the respective party has given notice in accordance with this Section 9.6:

                  If to a Transferor:

                           c/o Accenture Ltd
                           1661 Page Mill Road
                           Palo Alto, CA 94304
                           Telecopy: (650) 213-2956
                           Attention: General Counsel
                           (or, if different, the then-current principal business address of the duly appointed General Counsel of Accenture Ltd)

                  If to a Transferee:

                           To the address specified in the Joinder Agreement executed and delivered by the Transferee.

                  If to Accenture Ltd:

                           Accenture Ltd
                           1661 Page Mill Road
                           Palo Alto, CA 94304
                           Telecopy: (650) 213-2956
                           Attention: General Counsel

                           (or, if different, the then-current principal business address of the duly appointed General Counsel of Accenture Ltd)

                  With a copy to:

                           Accenture Global Partner Matters
                           Accenture Ltd
                           161 North Clark Street, 44th Floor
                           Chicago, IL 60601
                           Attention:  Deborah Costanza

          Accenture Ltd shall be responsible for notifying each Transferor of the receipt of a communication, demand or notice under this Agreement relevant to such Transferor, in writing, at the address of such Transferor then in the records of Accenture Ltd (and each Transferor shall notify Accenture Ltd of any change in such address for communications, demands and notices) or by electronic mail to the principal electronic address of such person maintained by the Company.

          (b) Unless otherwise provided to the contrary herein, any notice which is required to be given in writing pursuant to the terms of this Agreement may be given by telecopy.

     Section 9.7. Severability. If any provision of this Agreement is finally held to be invalid, illegal or unenforceable, the remaining terms and provisions hereof shall be unimpaired.

     Section 9.8. Voting Agreement and Common Agreement.

          (a) Nothing contained in this Agreement shall be deemed, with respect to any Transferor, in any way to waive or amend any provision of the Voting Agreement or the Common Agreement, including but not limited to the share transfer restrictions therein, or to release or discharge any Transferor from any obligation under either of said agreements, except to the extent of the consent to transfer given by Accenture Ltd pursuant to Section 2.1 hereof.

          (b) In the event of any ambiguity or inconsistency between the terms of this Agreement and the terms of either the Common Agreement or the Voting Agreement as applied to any Transferor, the terms of this Agreement shall control.

          (c) No Transferee shall have any rights or obligations under or in respect of the Voting Agreement, nor is any Transferee intended to be a beneficiary of the Voting Agreement.

          (d) It is acknowledged that the Common Agreement provides that it shall be binding upon any transferee of Covered Shares transferred by Partners pursuant to the waiver provided thereby. Notwithstanding the foregoing, it is further acknowledged and agreed that, with respect to the Transferees, (i) this Agreement contains and implements all provisions of the Common Agreement intended to be binding upon the Transferees, (ii) this Agreement supersedes in its entirety the Common Agreement, and (iii) no Transferee shall have any rights or obligations under or in respect of the Common Agreement, nor is any Transferee intended to be a beneficiary of the Common Agreement.

     Section 9.9. No Third-Party Rights. Nothing expressed or referred to in this Agreement will be construed to give any person other than the parties to this Agreement, and the Company (and its directors, officers, partners, employees, agents and representatives) any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and the Company (and its directors, officers, partners, employees, agents and representatives) and their successors and permitted assigns.

     Section 9.10. Section Headings. The headings of sections in this Agreement are provided for convenience only and will not affect its construction or interpretation.

     Section 9.11. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one agreement.

     IN WITNESS WHEREOF, the parties hereto have duly executed or caused to be duly executed this Transfer Restriction Agreement as of the date first above written, but with the effective date as to any Transferor and Transferee in respect of any Transfer to be the date of the countersignature by Accenture Ltd to the respective Joinder Agreement for such Transfer.


                                      ACCENTURE LTD

                                      By _________________________________
                                      Name:
                                      Title:

                                                                       EXHIBIT A


                                JOINDER AGREEMENT
                                  ACCENTURE LTD
                         TRANSFER RESTRICTION AGREEMENT

     The undersigned Transferor and Transferee, in consideration of and as a condition to the consent by Accenture Ltd to the Transferor's transfer to the Transferee of such number of Class A Common Shares of Accenture Ltd pursuant to the Transfer described in Schedule I hereto, hereby join in and execute and agree to be bound by that certain Transfer Restriction Agreement dated as of October 1, 2002 (the "Transfer Restriction Agreement") effective as of the date of the countersignature by Accenture Ltd below.

     The undersigned Transferor agrees that he is a Transferor under the Transfer Restriction Agreement and represents and warrants that he has read and understands the provisions of the Transfer Restriction Agreement, including but not limited to, the representations and warranties contained in Section 6.1 thereof, and the undersigned Transferor reaffirms and remakes the representations and warranties contained in Section 6.1 of the Transfer Restriction Agreement as if such representations and warranties were expressly set forth in this Joinder Agreement.

     The undersigned Transferee agrees that it is a Transferee under the Transfer Restriction Agreement and represents and warrants that it has read and understands the provisions of the Transfer Restriction Agreement, including but not limited to, the representations and warranties contained in Section 6.2 thereof, and the undersigned Transferee reaffirms and remakes the representations and warranties contained in Section 6.2 of the Transfer Restriction Agreement as if such representations and warranties were expressly set forth in this Joinder Agreement.

[NAME OF TRANSFEROR]                                [NAME OF TRANSFEREE]


By:                                                 By:
         -----------------------------------                 -----------------------------------
         (Signature)                                         (Signature)
Name:                                               Name:
         -----------------------------------                 -----------------------------------

Title:                                              Title:
         -----------------------------------                 -----------------------------------

Dated:                                              Dated:
         -----------------------------------                 -----------------------------------

APPROVED AND AGREED TO:                             Address of Transferee:
ACCENTURE LTD


By:      -----------------------------------        --------------------------------------------

Name:    -----------------------------------        --------------------------------------------

Title:   -----------------------------------        --------------------------------------------

Dated:   -----------------------------------

                                   Schedule I
                                       To
                                Joinder Agreement
                                  Accenture Ltd
                         Transfer Restriction Agreement

1.       Name of Transferor:


2.       Name of Transferee:


3.       Number of Transferred Shares:


4. Base Restriction Date(s): Circle applicable date(s); if more than one date, indicate number of Transferred Shares applicable to each date (see Section 2.2(a) of Transfer Restriction Agreement):

                                              Number of
                  Date                        Transferred Shares
                  ----                        ------------------

           July 24, 2003                      ____________________
           July 24, 2004                      ____________________
           July 24, 2005                      ____________________
           July 24, 2006                      ____________________
           July 24, 2007                      ____________________
           July 24, 2008                      ____________________
           July 24, 2009*                     ____________________
           Extended Restriction Date          ____________________
           Common Restriction Date**          ____________________

           *Must be used for Transfers by resigned Partners (and may be used only for such Transfers) **Must be used for Common Restriction Shares

5.       Is the Transferee an Exempt Organization?  Yes _____ No _____


6. Are the Transferee and all its underlying beneficial owners (including partners, members, beneficiaries and contingent beneficiaries)
         Family Members? Yes _____    No _____


7. List or describe in detail all underlying beneficial owners (including partners, members, beneficiaries and contingent beneficiaries) of
         Transferee:

8. Describe relationship between Transferor and Transferee (and Transferee's beneficial owners) if other than Family Members:


9. Description of transfer (e.g., out-right gift, transfer into trust, transfer to family partnership or other estate and/or tax planning vehicle):


10. Description of relevant documents relating to Transfer and Transferee (include description of transfer document and list of organizational documents of any Transferee other than a natural person):

11.      Attach copies of documents referred to in Item 10 above.